UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2018

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2018, the stockholders of ENDRA Life Sciences Inc. (the “Company” or “our”) approved the First Amendment to the ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan (the “Omnibus Plan Amendment”).  A description of the terms and conditions of the Omnibus Plan Amendment is set forth in the Proxy Statement for the 2018 Annual Meeting of Stockholders of the Company as filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2018 (the “2018 Proxy Statement”) under the heading “Proposal 2 − First Amendment of ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan,” which such description is incorporated by reference herein.  This summary is qualified in its entirety by the full text of the Omnibus Plan Amendment set forth in Appendix A to the 2018 Proxy Statement, which is also incorporated by reference herein.

Item 5.07.
Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2018. The certified results of the matters voted upon at the meeting, which are more fully described in the 2018 Proxy Statement, are as follows:

Proposal 1 – The Company’s stockholders elected the five directors nominated by the Company’s Board of Directors to serve until the next annual meeting of stockholders and the election of their successors:

	For	Withheld	Broker Non-Votes
Francois Michelon	1,239,265	11,507	974,777
Anthony DiGiandomenico	1,233,404	17,368	974,777
Dr. Sanjiv Sam Gambhir	1,239,106	11,666	974,777
Michael Harsh	1,231,586	19,186	974,777
Alexander Tokman	1,238,956	11,816	974,777

Proposal 2 – The Company’s stockholders approved the Omnibus Plan Amendment:

For	Against	Abstain	Broker Non-Votes
1,118,754	130,918	1,100	974,777

Proposal 3 – The Company’s stockholders ratified the appointment of RBSM LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
2,141,783	79,835	3,931	0

Item 8.01.
Other Matters.

On June 15, 2018, the Company reported that, in order to focus the Company’s resources on developing its Thermo Acoustic Enhanced Ultrasound (TAEUS) technology designed for clinical use, it will explore strategic alternatives with respect to its pre-clinical business, including a potential sale.

Since 2010, the Company has marketed its Nexus 128 system to address the imaging needs of researchers studying disease models in pre-clinical applications. The Company will continue to honor its commitments under current contracts relating to Nexus 128 systems. Revenues for the first quarter of 2018 generated by the pre-clinical business were $6,174 from service activity on the existing installed base of Nexus 128 systems.

Forward-Looking Statements

All statements in this report that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “explore,” “estimate,” “anticipate” or other comparable terms. Examples of forward-looking statements include, among others, statements regarding expectations concerning our ability to consummate any strategic alternatives; our ability to secure regulatory and other third-party approvals; anticipated product pricing; expectations with respect to current and future partnerships; estimates of the timing of future events and achievements; and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners; market acceptance of our technology; the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in our filings with the SEC. The forward-looking statements made in this report speak only as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.

June 15, 2018	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	Chief Executive Officer and Director